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NEWSWORTHY(R)
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2917 N. ONTARIO STREET  BURBANK, CA  91504
182 SOUND BEACH AVENUE  OLD GREENWICH, CT  06870

February 21, 1995

Laurence Moskowitz
VIDEO BROADCASTING CORPORATION
708 Third Avenue
New York, NY  10017

Dear Larry:

As per our telephone conversation, this is to confirm renewal of the agreement dated February 9, 1993 by and between NEWSWORTHY(R) and VIDEO BROADCASTING CORPORATION d/b/a MEDIALINK (VBC) which expires at the end of this month (the original agreement) as per the following revised terms and conditions:

1. Renewal shall be for an additional 2 year term commencing March 1, 1995 and running through February 28, 1997;

2. Effective March 1, 1995 the commission paid by NEWSWORTHY(R) to VBC as outlined in Section 3 of the original agreement shall be reduced to $375;

3. Commencing March 1, 1996 all payments made by VBC to NEWSWORTHY(R) as outlined in Section 2 of the original agreement shall be increased by $300;

4. All other terms and conditions set forth in the original agreement shall remain in force for the 2 year renewal term outlined above.

If the above accurately represents the revised terms under which VBC agrees to abide for the outlined 2 year renewal time, please acknowledge same by counter-signing below.

AGREED AND ACCEPTED by:

/s/ R. W. Mertz
Robert W. Mertz
Chief Executive Officer, NEWSWORTHY(R)
President/C.E.O., PARROT COMMUNICATIONS INT'L, INC.
INDIVIDUALLY

UNDERSTOOD AND AGREED TO FOR VIDEO BROADCASTING CORPORATION d/b/a MEDIALINK by:

/s/ Laurence Moskowitz             3/13/95
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Laurence Moskowitz, President       Date

UNDERSTOOD AND AGREED TO FOR PRIMO NEWSERVICE, INC. and INDIVIDUALLY for Al Primo by:


/s/ Al T. Primo                    2/28/95
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Albert T. Primo, President          Date